UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2015

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177

Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Four Oaks Fincorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 8, 2015.  The shareholders considered three proposals, each of which is described in more detail in the Company's definitive proxy statement dated May 4, 2015.

Proposal 1:  To elect eight nominees to the Company's Board of Directors.  The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Robert Gary Rabon	22,420,197	311,052	5,844,225
Kenneth R. Lehman	22,573,656	157,593	5,844,225
David H. Rupp	22,518,252	212,998	5,844,225
Ayden R. Lee, Jr.	22,270,424	460,826	5,844,225
Warren L. Grimes	22,179,558	551,691	5,844,225
Michael A. Weeks	22,389,738	341,512	5,844,225
Dr. R. Max Raynor, Jr.	22,519,509	211,740	5,844,225
Paula Canaday Bowman	22,441,049	290,200	5,844,225

All director nominees were duly elected.

Proposal 2:  To ratify the appointment of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.  The votes were cast as follows:

For	Against	Abstain
27,977,511	12,158	585,806

Proposal 2 was approved.

Proposal 3:  To vote, on an advisory (nonbinding) basis, to approve executive compensation.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
21,582,862	335,186	813,201	5,844,225

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.
By:  /s/ Nancy S. Wise
Nancy S. Wise
Executive Vice President,
Chief Financial Officer
Date:  June 10, 2015